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                                                                      EXHIBIT 11



                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
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                                                        Year        Ten Months          Year
                                                       Ended           Ended           Ended
                                                    December 31,    December 31,    February 28,
                                                        1996            1995            1995
                                                   -------------   -------------   --------------

Net income (loss) available for
  common shareholders                              $   3,656,000   $     449,000   $   (3,815,000)
                                                   =============   =============   ==============



Weighted average of common shares
  outstanding not included in
  amounts below                                       22,041,312      21,131,763       20,957,443

Weighted average of common shares
  issuable on exercise of outstanding
  stock options                                           20,369               -                -

Weighted average of common shares
  issuable pursuant to an agreement
  with a former employee                                       -         385,152                -
                                                   -------------   -------------   --------------

Weighted average of common and
  common equivalent shares
  outstanding, as adjusted                            22,061,681      21,516,915       20,957,443
                                                         or              or              or
                                                      22,062,000      21,517,000       20,957,000
                                                   =============   =============   ==============



Net income (loss) per common share                 $        0.17   $        0.02   $        (0.18)
                                                   =============   =============   ==============
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